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                                                                    EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Amendment No. 1 to the Registration Statement of Heartland Bancshares, Inc. on Form SB-2 of our report dated November 5, 1998 of our audit of the financial statements of Heartland Bancshares, Inc. as of September 30, 1998, and for the period from its inception (August 3, 1998) through September 30, 1998, appearing in the Prospectus which is a part of such Registration Statement, and to the reference to our firm under the heading "Experts" in such Prospectus.





                                               /s/ OSBURN, HENNING AND COMPANY

                                                   OSBURN, HENNING AND COMPANY


Orlando, Florida
January 5, 1999